Exhibit 10.30

SFX Entertainment, Inc.

430 Park Avenue, 6th Floor

New York, New York 10022

SUBSCRIPTION AGREEMENT

WPP Luxembourg Gamma Three SARL

c/o  WPP Group USA, Inc.

100 Park Avenue, 4th Floor

New York, New York 10017

Dear Sirs:

SFX Entertainment, Inc., a Delaware corporation (the “Company”), is hereby privately offering (this “Offering”) 2,000,000 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”) at an aggregate purchase price of $10,000,000 (the “Purchase Price”) to the undersigned, in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Rule 506 of Regulation D under the Securities Act.

1.                                      Subscription. Subject to the terms and conditions of this subscription agreement (“Subscription Agreement”), the undersigned (“Purchaser”) hereby agrees to be legally bound to purchase the Shares subscribed for hereunder, and promptly upon acceptance by the Company, Purchaser shall fulfill its subscription by paying the Purchase Price by wire transfer in immediately available funds to an account designated by the Company as consideration for the issuance by the Company of the Shares (the “Closing”).  Original certificates reflecting the Shares shall be provided to Purchaser following the Closing.

2.                                      Conditions to Subscription.  This subscription shall be deemed to be accepted by the Company only when it is signed by the Company.  Subscriber has executed and delivered this Subscription Agreement and hereby agrees to tender the Purchase Price at Closing in accordance with the terms hereof.  If this subscription is rejected by the Company in its sole and absolute discretion or because the Company terminates or cancels the Offering, this Subscription Agreement shall thereafter be of no further force or effect.

3.                                      Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to, and agrees with, the Company as of the date Purchaser executes this Subscription Agreement, as follows:

(a)                                 (i)                                     Purchaser has received and has read and fully understands this Subscription Agreement.

(ii)                                  Purchaser acknowledges and understands that an investment in the Company will involve substantial risks.  Purchaser or its advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Company and the Offering and all such questions have been answered to the full satisfaction of Purchaser.

(iii)                               No oral or written representations have been made other than as stated in this Subscription Agreement.

(iv)                              Purchaser has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with the Offering, to evaluate the merits and risks of an investment in the Shares and to make an informed decision with respect thereto; Purchaser acknowledges that there is a significant risk of loss of all or a portion of Purchaser’s investment in the Shares.

(v)                                 Purchaser is not subscribing for the Shares pursuant to a general solicitation or general advertisement by the Company.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

(vi)                              The Shares are “restricted securities” as defined in Rule 144 under the Securities Act and have not been registered under the Securities Act or any state securities laws.  The Shares are highly illiquid.  Until the Registration Statement (as hereinafter defined) is declared effective, the Shares will not be registered under the Securities Act or any state securities laws and, thus, will not be freely tradable or eligible for resale, unless an exemption from the registration requirements of the Securities Act, including Rule 144, is available.  Purchaser will not be able to rely on Rule 144 to sell the Shares unless the sale complies with the conditions of that rule, including satisfaction of Purchaser’s holding period.  An active public market for the Company’s Common Stock may not develop or be sustained. In addition, the number of unrestricted shares of the Company in the public float may represent only a small percentage of the shares of Common Stock outstanding.

(b)                                 Purchaser is an “accredited investor” within the meaning of Rule 501(d), as promulgated under the Securities Act because (i) Purchaser is an organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000, or (ii) because Purchaser is an entity in which all of the equity owners are accredited investors.

(c)                                  Purchaser’s overall commitment to investments which are not readily marketable is not excessive in relation to its net worth.

(d)                                 (A)  Purchaser has all requisite power and authority to execute and deliver this Subscription Agreement, (B) the execution and delivery by Purchaser of this Subscription Agreement and the performance by it of its obligations hereunder have been duly authorized by all necessary action of Purchaser, (C) this Subscription Agreement has been duly and validly executed and delivered by Purchaser and constitutes legal, valid and binding obligations of Purchaser, and (D) this Subscription Agreement is enforceable against Purchaser in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors’ rights and the relief of debtors.

(e)                                  Purchaser acknowledges:

(i)                                     Purchaser consents to the placement of the following legend on any certificate or other document evidencing the Shares:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN SOLD IN RELIANCE UPON EXEMPTIONS THEREFROM. THESE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

(ii)                                  The representations, warranties, and agreements of Purchaser contained herein shall survive the execution and delivery of this Subscription Agreement and the purchase of the Shares; and

(iii)                               In connection with any transfer or attempted transfer of Shares pursuant to an exemption from the registration requirements of the Act, the Company shall be permitted to require in its sole discretion an opinion of counsel reasonably satisfactory to the Company that such transfer is exempt from registration.

4.                                      Representations and Warranties of the Company. The Company hereby represents and warrants to, and agrees with, Purchaser as of the date the Company executes this Subscription Agreement, as follows:

(a)                                 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct its business as currently conducted.

(b)                                 The Company has all requisite power and authority to execute, deliver and perform this Subscription Agreement and to carry out and consummate the transactions contemplated hereby. The execution, delivery and performance of this Subscription Agreement by the Company has been duly authorized by all requisite corporate action, and this Subscription Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors’ rights and the relief of debtors.

(c)                                  The execution, delivery and performance of this Subscription Agreement by the Company will not violate, conflict with, result in any breach of, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties, assets or outstanding shares of the Company or constitute a default under, any provision of law, any rule or regulation of any governmental authority, any judgment, decree or order of any court binding on the Company, or any of the unwaived terms, conditions or provisions under its Certificate of Incorporation or By Laws or any indenture, mortgage, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound or affected.

(d)                                 The Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and nonassessable.  Neither the Company nor anyone acting on behalf of the Company has engaged in any general advertising or solicitation in contravention of the Securities Act for the offer and sale of the Shares or any other shares of Common Stock.  Assuming the accuracy of Purchaser’s representations contained in this Subscription Agreement, the offer, sale, issuance and delivery of the Shares are exempt from registration under the Securities Act and all action required to be taken prior to the offer or sale of the Shares has been taken under applicable state securities laws.

(e)                                  Schedule 4(e) sets forth: (a) all capital stock or other Equity Interests (as hereinafter defined) of the Company; and (b) the ownership of all issued and outstanding capital stock or other Equity Interests of the Company.  All such Equity Interests (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) have not been issued in violation of any preemptive rights of any holder of Equity Interests of the Company, except any such right that has been validly waived as of the date of this Subscription Agreement. No other Equity Interests of the Company are issued or outstanding as of the date of this Subscription Agreement.

(f)                                   The Company is in material compliance with all laws, ordinances, and rules and regulations of governmental authorities applicable to or affecting it, its properties or its business, and the Company has not received notice of any claimed violation or default with respect to any of the foregoing which would reasonably be expected to have a material adverse effect on the Company.

(g)                                  The operations of the Company are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. Neither the Company nor, to the knowledge of the Company, any of its current officers, has on behalf of the Company or in connection with its business: (a) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; or (b) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended.

(h)                                 The Company will make its personnel available upon reasonable notice and during regular business hours to attend presentations conducted by Purchaser regarding offerings of Purchaser’s product and services in business areas in which the Company conducts or will conduct business, as further detailed in the Preferred Service Provider Agreement between WPP Group USA, Inc. and the Company, dated as of even date herewith.

(i)                                     The representations, warranties, and agreements of the Company contained herein shall survive the execution and delivery of this Subscription Agreement and the sale of the Shares.

5.                                      Affirmative Covenants of the Company.  The Company covenants and agrees that, beginning upon the date the Company executes this Subscription Agreement and ceasing immediately prior to the time the Securities and Exchange Commission (“SEC”) declares effective a registration statement on Form S-1 (the “Registration Statement”) which registers the resale of the Company’s Common Stock or the sale by the Company of its Common Stock, in each case, including without limitation, the Shares (in either event, an “IPO”), the Company shall:

(a)                                      (i) Use its commercial best efforts to submit an amendment to its Registration Statement to the SEC for its IPO by March 31, 2013, and (ii) its commercial best efforts to qualify as an “emerging growth company”. The Company covenants that such Registration Statement shall seek to register for resale some or all shares that are held by the Company’s shareholders (including the Shares issued to Purchaser), subject to market conditions. The Company further covenants that it shall use its commercially reasonable efforts to include in such Registration Statement all shares requested to be included by Non-management Holders (as hereinafter defined) as is practicable, subject to market conditions.

Any and all fees, costs and expenses incident to the registration and the IPO shall be borne by the Company. If the managing underwriter in the IPO advises the Company in writing that in its opinion, the shares of Common Stock proposed to be included in the registration exceeds the number of shares that can be sold in such offering, the Company shall include in such registration the number of shares of Common Stock to be sold by Non-management that such managing underwriter advises can be sold. In such event, the Company shall allocate that number of shares of Common Stock pro rata among the Non-management Holders of such shares of Common Stock.  The Company covenants that Purchaser shall be treated no worse than any other Non-management Holder with respect to the registration of its Shares, including with respect to the pro rata amount of its Shares registered.  In no event, in connection with any indemnification obligations by any holder of shares of Common Stock that are incident to the registration of such holder’s shares, shall such holder’s liability exceed its proportionate amount of any such indemnity and the net amounts received by such holder from the sale of its shares of Common Stock pursuant to the Registration Statement.

(b)                                      Until the effective date of the Registration Statement, the Company shall deliver to Purchaser, when available to management of the Company, (i) consolidated balance sheets and related statements of operations, shareholders’ equity and cash flows, as at the end of and for the applicable fiscal quarter; (ii) monthly consolidated statements of profits and losses; and (iii) copies of all Registration Statements and amendments thereto filed with the SEC, concurrent with such filings.

6.                                      Confidentiality.  Each party, agrees that they will not disclose, or cause to be disclosed, the fact of the existence or contents of this Subscription Agreement, to any third person other than (a) their attorneys, accountants, employees, affiliates and representatives, (b) as required by law, rule or regulation (including the Registration Statement), (c) as necessary to enforce this Subscription Agreement, or (d) in connection with capital raising efforts of the Company.

7.                                      Notices. All notices hereunder shall be sufficient upon receipt for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax, or other electronic transmission service to the appropriate address or number (a) if to the Company, at the address set forth above, or (b) if to Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7).

8.                                      Counterparts.  This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts and each of such counterparts shall, for all purposes, constitute one agreement binding on all of the parties, notwithstanding that all parties are not signatories to the same counterpart.  Execution and/or delivery by facsimile or electronic means shall constitute an original signature for all purposes.

9.                                      Applicable Law. The internal laws of the State of New York (without giving effect to any choice or conflict of law provision or rule (whether of the State of York or any other jurisdiction) that would cause the application of laws of any other jurisdiction) shall govern all matters arising out of or relating to this Subscription Agreement, including its validity, interpretation, construction, performance and enforcement.  Any action or proceeding arising out of or relating to this Subscription Agreement must be brought in the courts of the State of New York, New York County, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York.  Each of the parties knowingly, voluntarily and irrevocably submits to the exclusive jurisdiction of each such court in any such action or proceeding and waives any objection it may now or hereafter have to venue or to convenience of forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT, OR ANY TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT IN ACCORDANCE WITH THIS SECTION AND FURTHER WAIVES ANY CLAIM BASED ON FORUM NON CONVENIENS.

10.                               Definitions.  When used in this Subscription Agreement, each of the terms and words set forth in this Section 10 shall have the meanings given below.

“Equity Interests” shall mean any capital stock or other equity interests issued by the Company, including any options, warrants or other securities or rights issued by the Company that are directly or indirectly convertible into, or exercisable or exchangeable for, capital stock or other equity interests of the Company.

“Non-management Holders” shall mean all holders of Equity Interests of the Company other than Robert F.X. Sillerman, his affiliates and employees of the Company and its direct or indirect affiliates.

11.                               Disclosure Notices.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

12.                               Assignment.  Any assignment by either party of its rights and obligations under this Subscription Agreement shall require the prior written consent of the other party hereto; provided, however, that Purchaser may assign this Subscription Agreement to any of its affiliates upon prior notice to the Company.

13.                               Group Status.  Nothing contained in this Subscription Agreement shall in any way be construed as Purchaser acting in concert or as a group with any other person with respect to the purchase, disposition or voting of securities or otherwise.

[Subscription Page Follows]

SUBSCRIPTION PAGE

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this      day of February, 2013.

Shares being purchased:	2,000,000 shares
Purchase Price:	$10,000,000

Wire Transfer Purchase Price to:

Bank:	Deutsche Bank
345 Park Avenue, 27th Floor
New York, NY 10154
ABA:	021001033; Swift Code: BKTRUS33
Account #: ########
Account Name: SFX Entertainment, Inc.
Reference: SFX Entertainment, Inc. Subscription

TYPE OF OWNERSHIP (INITIAL ONE)

☐	PARTNERSHIP (Please include a	☐	TRUST (Please include name
	copy of the statement of partnership		of trust, name of trustee, date trust
	agreement authorizing signature).		was formed and copy of the trust
agreement or other authorization)

☐	CORPORATION	☐	LIMITED LIABILITY COMPANY

☐	INDIVIDUAL	☒	OTHER (Please include type of entity below)

WPP Luxembourg Gamma Three Sarl Luxembourg Societe a Responsbilite Limitee

Please print exact name (registration) that Purchaser

desires on records of the Company

124 Bd de la Petrusse

L-2330 Luxembourg

358 26 18 07 81

Telephone

358 26 18 07 81

Fax Number

Luxembourg Company Registration number: B108498

Social Security or Taxpayer I.D. Number

Luxembourg

State of Organization, if applicable

Confidential materials redacted and filed separately with the Commission.

LIMITED LIABILITY COMPANIES

If the subscriber is a LIMITED LIABILITY COMPANY, complete the following and sign in the space provided:

The undersigned hereby represents and warrants that the undersigned is an executive officer or manager of the Limited Liability Company named below (the “LLC”), and has been duly authorized by the LLC to acquire such Shares and that he has all requisite authority to acquire such Shares for the LLC.

The undersigned represents and warrants that each of the above representations or agreements or understandings set forth herein applies to that LLC and he is authorized by such LLC to execute this Subscription Agreement.

Louxembourg, February 22, 2013	WPP LUXEMBOURG GAMMA THRE SARL
Date	Name of Limited Liability Company
(Please type or print)

	By:	/s/ Lennart Steinke
	Name:	Lennart Steinke
	Title:	Manger

	By:	/s/ Anne Ehrismann
	Name:	Anne Ehrismann
	Title:	Manger

COMPANY’S ACCEPTANCE

This Subscription Agreement is only accepted as so acknowledged in writing by the Company.

ACCEPTED as to 2,000,000 Shares:

SFX Entertainment, Inc.:

By:	/s/ Shelly Finkel
Name:	Shelly Finkel
Title:	President

Date:	February 22, 2013